QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 033-98256, 033-66592, 033-47436, 333-66255 and 333-98671) pertaining to the 1995 and 2001 Employee Stock Purchase Plans, 1991 Stock Incentive Plan and the Amended and Restated Stock Incentive Plan (1997) of our report dated February 13, 2004, with respect to the consolidated financial statements and schedule of Option Care, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ Ernst & Young LLP
Chicago, Illinois
March 12, 2004

QuickLinks

  Exhibit 23.1